EXHIBIT 99.3   PROXY

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                   FOR THE SPECIAL MEETING OF THE STOCKHOLDERS
                     TO BE HELD THURSDAY, DECEMBER 18, 2003

The undersigned, revoking all previous proxies, appoints _________________________ and ______________________ and each of them acting unanimously if more than one be present, attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the special meeting of stockholders of New Millennium Media International, Inc. (the "Company") to be held on Thursday, December 18, 2003 at the Company offices, 200 9th Avenue North, Suite 210, Safety Harbor, Florida 34695, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote, on all matters coming before said meeting.

[X]  Please mark your votes as in this example.

The Board of Directors Recommends a Vote FOR the Following Proposals:

     A proposal to amend the Company's Restated Articles of Incorporation to effect an increase in number of authorized common shares of the outstanding shares of the Company's common stock, increasing authorized common stock from 15,000,000 to 150,000,000. The par value will remain at $0.001 per share.

          [ ]  FOR            [ ]  AGAINST             [ ]  ABSTAIN

PLEASE DATE, SIGN AND RETURN THIS PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "AGAINST" THE PROPOSAL.

                                        Date                                2003
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                                        Signature

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                                        Signature of joint holder, if any

Please sign exactly as your name appears on your stock certificate or account. Executors, administrators, trustees, etc. should give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer.